Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Beacon Roofing Supply, Inc.
at
$124.25 Per Share
by
Queen MergerCo, Inc.
a wholly owned subsidiary of
QXO, Inc.
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated January 27, 2025, and the accompanying Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the “Offer”, in connection with the offer by Queen MergerCo, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of QXO, Inc., a Delaware corporation (“QXO”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Beacon Roofing Supply, Inc., a Delaware corporation (“Beacon”), at a price of $124.25 per Share, to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal.
Your attention is directed to the following:
1.	The tender price is $124.25 per Share, to you in cash, without interest and less any required withholding taxes.
2.	The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of February 24, 2025, unless extended (as extended, the “Expiration Time”).
3.
The Offer is subject to the conditions set forth in the section of the Offer titled “The Offer—Section 14—Conditions of the Offer.” These include, among other things, (i) there being validly tendered and not validly withdrawn prior to the Expiration Time (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined by Section 251(h) of the DGCL) that number of Shares that, when added to the Shares then owned by QXO and its subsidiaries, would represent one share more than one half of all Shares then outstanding as of the Expiration Time, (ii) the board of directors of Beacon having approved (a) the Offer and the Proposed Merger under Section 251(h) of the DGCL (and Beacon having entered into a merger agreement with Purchaser that provides that the Proposed Merger can completed in the manner permitted by 251(h) of the DGCL) and (b) the Offer and the Proposed Merger under Section 203 of the DGCL, (iii) (a) the waiting period (including any extensions thereof and any timing agreement entered into with any governmental entity to delay or not consummate the Offer and the Proposed Merger) applicable to the consummation of the Offer and the Proposed Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), shall have expired or been earlier terminated; (b) the waiting period (including extensions thereof and any timing agreement entered into with any governmental entity to delay or not consummate the Offer and the Proposed Merger) applicable to the consummation of the Offer and the Proposed Merger under the Part IX of the Competition Act (Canada), as amended, and the rules and regulations promulgated (the “Competition Act (Canada)”) thereunder shall have expired or been terminated; and (c) all other waiting periods (or extensions thereof or and any timing agreements entered into with any governmental entity to delay or not consummate the Offer and the Proposed Merger) under any applicable antitrust or competition laws and regulations (other than the HSR Act and the Competition Act (Canada)) shall have expired or been earlier terminated and all other approvals, permits, authorizations, extensions, actions or non-actions, waivers and consents of any governmental entity required in connection the consummation of the Offer or the Proposed Merger shall have been obtained and (iv) no court or other governmental entity of competent jurisdiction shall have proposed, enacted, issued, promulgated, enforced, entered or deemed applicable any Law (as defined in the Offer to Purchase) (whether temporary, preliminary or permanent) that restrains, enjoins or otherwise prohibits consummation of the Offer, the acceptance for payment of or the payment for some or all of the Shares by QXO, the Purchaser or any of their respective subsidiaries or affiliates, or the consummation of the Proposed Merger or any other merger or business combination involving Beacon. The Offer is also subject to the other conditions described in the Offer to Purchase.
4.	You will not be obligated to pay transfer taxes on the sale of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will tenders be accepted from or on behalf of, the holders of Shares in that state.
Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Beacon Roofing Supply, Inc.
at
$124.25 Per Share
by
Queen MergerCo, Inc.
a wholly owned subsidiary of
QXO, Inc.
Queen MergerCo, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of QXO, Inc., a Delaware corporation, is offering to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Beacon Roofing Supply, Inc., a Delaware corporation, at a price of $124.25 per Share, to the seller in cash, without interest and less any required withholding taxes. The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 27, 2025 (the “Offer to Purchase”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which, together with any amendments or supplements thereto, collectively constitute the “Offer”.
The undersigned hereby instruct(s) you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal.
The undersigned understand(s) and acknowledge(s) that all questions as to validity, form, eligibility (including time of receipt) and acceptance of any certificate representing Shares submitted on its behalf to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), will be determined by the Purchaser and/or its affiliates (which may delegate power in whole or in part to the Depositary) in its and/or their discretion.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*
Signature(s)

Dated , 2025
Name(s)

Address(es)

(Zip Code)

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.